SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

inTEST Corporation
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(3)

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inTEST CORPORATION
7 Esterbrook Lane
Cherry Hill, New Jersey 08003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 12, 2002

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of inTEST Corporation will be held at our offices, 7 Esterbrook Lane, Cherry Hill, New Jersey, on Wednesday, June 12, 2002, at 10:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	Election of the members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	Approval of the amendment of the 1997 Stock Plan to increase the number of shares which may be issued under the 1997 Stock Plan by 150,000 shares to 1,250,000 shares;
3.	Ratification of the appointment by the Board of Directors of KPMG LLP as our independent auditors for the year ending December 31, 2002; and
4.	Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed May 1, 2002, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

Cherry Hill, New Jersey
May 15, 2002

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the meeting. If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card accompanying this proxy statement. The enclosed envelope requires no postage if mailed in the United States.

inTEST CORPORATION
7 Esterbrook Lane
Cherry Hill, New Jersey 08003

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 12, 2002

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation on or about May 15, 2002, in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2002 Annual Meeting of Stockholders, to be held on Wednesday, June 12, 2002, at 10:00 A.M. Eastern Daylight Time, at our offices, 7 Esterbrook Lane, Cherry Hill, New Jersey.

The following questions and answers present important information pertaining to the meeting:
Q:	Who is entitled to vote?
A:	Stockholders of record as of the close of business on May 1, 2002 may vote at the annual meeting.

Q:	How many shares can vote?
A:

There were 8,309,223 shares issued and outstanding as of the close of business on May 1, 2002 (excluding shares held by one of our subsidiaries which may not be voted or counted towards a quorum). Every stockholder may cast one vote for each share owned.

Q:	What may I vote on?
A:	You may vote on the following items:

  the election of eight directors who have been nominated to serve on our board of directors;
  approval of an amendment to our 1997 Stock Plan to increase the number of shares which may be issued under the 1997 Stock Plan by 150,000 shares to 1,250,000 shares;
  ratification of the appointment by the Board of Directors of KPMG LLP as our independent auditors for the year ending December 31, 2002; and
  any other business that is properly presented at the meeting.

Q:	Will any other business be presented for action by stockholders at the meeting?
A:

Management knows of no business that will be presented at the meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	How does the board recommend that I vote on each proposal?
A:	The board recommends a vote FOR each board nominee, FOR the amendment to the 1997 Stock Plan and FOR the ratification of our independent auditors.

Q:	How do I vote my shares?
A:

The answer depends on whether you own your inTEST shares directly (that is, you hold stock certificates that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own inTEST shares directly: your proxy is being solicited directly by us, and you can vote by doing the following: (1) sign and date the enclosed proxy card, (2) mark the boxes indicating how you wish to vote, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares FOR each of the nominees named on the proxy card, FOR the two proposals submitted to the stockholders for approval and in their discretion on all other matters. You can also vote in person if you attend the meeting.

If you hold your inTEST shares through a broker, bank or other nominee: you will receive a voting instruction form directly from the nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

If you hold your shares through a nominee and want to vote at the meeting: you must obtain a "legal proxy" from the nominee recordholder authorizing you to vote at the meeting.

Q:	What if I want to change my vote?
A:

A registered stockholder may change his or her vote at any time before the meeting by notifying our corporate secretary, Hugh T. Regan, Jr., in writing, that you revoke your proxy. You may then vote in person at the meeting or submit a new proxy card. You may contact our Transfer Agent to get a new proxy card.

If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	Can I revoke my proxy?
A:	Yes. You can revoke your proxy any time before it is voted by filing a written revocation or a duly executed proxy bearing a later date with our corporate secretary, Hugh T. Regan, Jr.

Q:	What is a quorum?
A:

The presence at the meeting (in person or by proxy) of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum must be present at the meeting in order to convene the meeting.

Q:	How will directors be elected?
A:	A plurality of the votes cast at the meeting is required for the election of directors.

Q:	What vote is required to adopt the amendment to the 1997 Stock Plan?
A:	To approve the amendment to the 1997 Stock Plan, a majority of the votes cast on the amendment must be voted in favor of the amendment.

Q:	What vote is required to ratify the appointment of KPMG LLP as the independent auditors for the year ending December 31, 2002?
A:	To ratify the appointment, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the ratification.

Q:	How many shares do the directors and officers of inTEST beneficially own, and how do they plan to vote their shares?
A:

Directors and executive officers, who, as of May 1, 2002, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following May 1, 2002) of approximately 34% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the nominees for director, the approval of the amendment of the 1997 Stock Plan and the ratification of the appointment of our independent auditors.

Q:	Do the directors and officers of inTEST have an interest in the matters to be voted on?
A:

In addition to their interest as candidates in the election of directors, our directors also have an interest in the amendment to the 1997 Stock Plan because they are eligible to receive benefits under that Plan. Our officers also have an interest in the amendment to the 1997 Stock Plan because they are eligible to receive benefits under that Plan.

Q:	Who will count the votes?
A:	The Assistant Secretary of inTEST will count the votes and serve as the Inspector of Election.

Q:	What is the effect if I abstain or withhold my vote?
A:

Withheld votes will have no effect on the outcome of the election of directors. Abstentions will have no effect on the outcome of the vote on the 1997 Stock Plan. Abstentions will have the same effect as a "no" vote on the ratification of the appointment of our independent auditors.

Q:	What is the effect if I fail to give instructions to my broker?
A:

If your shares are held by a nominee recordholder and you sign but do not give instructions on the voting instruction card, your nominee recordholder may not have authority to vote your shares on all proposals. If a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the stockholder by a specified date before the meeting and does not have discretionary authority to vote the shares on one or more proposals, the shares will not be voted for those proposals. This is called a broker non-vote. Generally, banks, brokers and other nominees have discretionary authority to vote shares on matters that are deemed routine. All of the proposals submitted to the stockholders at this meeting are considered routine matters. Therefore, brokers, banks and other nominees will have discretion to vote on all the proposals, without instructions from the stockholder.

Q:	Who can attend the meeting?
A:	All stockholders are invited to attend the meeting.

Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time. Officers and other employees of inTEST may solicit proxies in person or by telephone but will receive no special compensation for doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of May 1, 2002 (except where otherwise noted) by:

    each of our Named Executive Officers;
    each of our directors whose nomination is described herein;
    all directors whose nomination is described herein and executive officers as a group; and
    each stockholder known by inTEST to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 8,309,223 shares of common stock outstanding as of May 1, 2002 (excluding shares held by one of our subsidiaries which may not be voted or counted towards a quorum). We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by any person and the percentage ownership of that person, we have deemed shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable by July 1, 2002 to be outstanding. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.
Name of Beneficial Owner	Shares Beneficially Owned As of May 1, 2002	Percent of Class (Approx.)
Directors and Named Executive Officers:
Alyn R. Holt (1)(2)	1,549,256	18.2%
Robert E. Matthiessen (3)	86,419	1.0%
Hugh T. Regan, Jr. (4)	58,100	*
Steve G. Radakovich	700	*
Daniel J. Graham (5)	276,260	3.2%
Richard O. Endres (6)	96,797	1.1%
Douglas W. Smith (1)	578,750	6.8%
Stuart F. Daniels, Ph.D. (7)	23,282	*
Gregory W. Slayton (8)	33,600	*
James J. Greed, Jr. (9)	3,000	*
William M. Stone (10)	70,687	*
All directors and executive officers as a group (13 individuals) (11)	2,865,528	33.7%

Five Percent Stockholders:
FMR Corp. (12)	866,100	10.4%
Wellington Management Company, LLP (13)	827,000	10.0%
Hakuto America Holdings, Inc. (14)	647,500	7.8%

_________________

* Denotes less than one percent of class.
(1)	The address of the stockholder is: c/o inTEST, 7 Esterbrook Lane, Cherry Hill, New Jersey 08003.

(2)

Includes 115,000 shares owned by The Holt Charitable Remainder Trust and 24,000 shares owned by The Alyn R. Holt Year 2001 Irrevocable Trust. Excludes 150,427 shares owned by Mr. Holt's spouse. Mr. Holt disclaims beneficial ownership of the shares owned by his spouse.

(3)

Excludes 61,618 shares owned by Mr. Matthiessen's spouse. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse. Includes 25,000 shares subject to options exercisable by July 1, 2002.

(4)	Includes 52,000 shares subject to options exercisable by July 1, 2002.

(5)

Excludes 56,000 shares owned by Mr. Graham's spouse, 6,800 shares owned by Mr. Graham's adult child who resides in the same household with Mr. Graham, and 4,000 shares held in trust for the benefit of Mr. Graham's minor child. Mr. Graham disclaims beneficial ownership of the shares owned by his spouse and children.

(6)

Includes 700 shares held by a corporation of which Mr. Endres is a stockholder and over which Mr. Endres shares investment control. Excludes 10,000 shares owned by Mr. Endres' spouse. Mr. Endres disclaims beneficial ownership of the shares owned by his spouse.

(7)	Includes 12,000 shares subject to options exercisable by July 1, 2002.

(8)	Includes 12,600 shares owned by The Slayton Family Foundation of which Mr. Slayton is the president and 2,000 shares subject to options exercisable by July 1, 2002.

(9)	Includes 2,000 shares subject to options exercisable by July 1, 2002.

(10)	Includes 60,000 shares subject to options exercisable by July 1, 2002 and 5,987 shares held by an employee benefit plan for Mr. Stone's account.

(11)	Includes 195,000 shares subject to options exercisable by July 1, 2002.

(12)

According to a Schedule 13G/A filed with the SEC on February 14, 2002, as of December 31, 2001, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of the 866,100 shares as a result of acting as investment adviser to Fidelity Low Priced Stock Fund, an investment company registered under Section 8 of the Investment Company Act of 1940 that owns the 866,100 shares. The address or principal business office of each of Fidelity Management & Research, FMR and Fidelity Low Priced Stock Fund is 82 Devonshire Street, Boston MA 02109. Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a director of FMR, and other members of the Edward C. Johnson 3d family and trusts for their benefit, through their ownership of voting common stock of FMR and the execution of a stockholders' voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Edward C. Johnson 3d, Fidelity Management & Research, FMR (through its control of Fidelity Management & Research) and Fidelity Low Priced Stock Fund each has sole power to dispose of the shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by Fidelity Low Priced Stock Fund, which power resides with, and is directed by, the Board of Trustees of Fidelity Low Priced Stock Fund.

(13)

According to a Schedule 13G/A filed with the SEC on February 14, 2002, as of December 31, 2001, Wellington Management Company, LLP, in its capacity as investment adviser and as a parent holding company of Wellington Trust Company, NA, a wholly-owned subsidiary of Wellington Management Company, LLP and a bank as defined in Section 3(a)(6) of the Exchange Act, may be deemed to beneficially own the 827,000 shares which are held of record by its clients. The principal business offices of Wellington Management Company, LLP and Wellington Trust Company, NA are located at 75 State Street, Boston, MA 02109.

(14)

According to a Schedule 13D filed with the SEC on March 17, 2000, as a result of the merger with Temptronic, Hakuto America Holdings, Inc., a former shareholder of Temptronic, became a shareholder of inTEST. The shares of Temptronic owned by Hakuto America converted into 647,500 shares of inTEST common stock. Hakuto America is a 100% owned subsidiary of Hakuto Co. Ltd., a Japanese corporation. Hakuto America serves as the U.S. holding company for certain investments and operating subsidiaries of Hakuto Co. Ltd., and its principal business office is 1015 E. State Parkway, Schaumburg, IL 60173.

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors shall consist of not less than five (5) directors, as determined by the Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified. The present number of directors constituting the entire Board is eight.

At the meeting, eight directors are to be elected to serve until the 2003 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Listed below are the eight nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of a substitute designated by our management, unless a contrary instruction is given on the proxy card. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

The names of the persons presently serving as directors, each of whom has been nominated for re-election, are listed below, together with their ages and certain other information as of May 1, 2002:

Name	Age	Position
Alyn R. Holt	64	Chairman
Robert E. Matthiessen	57	President, Chief Executive Officer and Director
Daniel J. Graham	56	Vice Chairman, Executive Vice President and Director
Richard O. Endres	76	Director
Douglas W. Smith	52	Director
Stuart F. Daniels, Ph.D	61	Director
Gregory W. Slayton	42	Director
James J. Greed, Jr.	63	Director

Biographical and Other Information Regarding inTEST's Directors

Alyn R. Holt is our co-founder and has served as Chairman since our inception in September 1981. Mr. Holt served as our Chief Executive Officer from September 1981 to August 1998.

Robert E. Matthiessen was elected our Chief Executive Officer in August 1998. He was elected our President and a director in February 1997. Mr. Matthiessen served as our Chief Operating Officer from December 1997 to August 1998. Prior to that, Mr. Matthiessen served as Executive Vice President since joining us in October 1984.

Daniel J. Graham was elected our Executive Vice President in October 2001. Mr. Graham was elected our Vice Chairman in October 1998. Mr. Graham is a co-founder and has served as a director since June 1988. Mr. Graham served as our Senior Vice President from June 1988 until October 2001.

Richard O. Endres has served as our director since April 1982. Since 1976, he has served as President of VRA, Inc., which provides business planning and financial services for technology based companies.

Douglas W. Smith has served as our director since August 1998. He also served as our Executive Vice President and Chief Operating Officer from August 1998 to September 2000. Mr. Smith founded and served as President of TestDesign Corporation, a California corporation engaged in the manufacture of tester interface products, which we acquired in August 1998. Mr. Smith founded TestDesign Corporation in February 1985.

Stuart F. Daniels, Ph.D. is our co-founder and served as our Vice President and a director in 1982 and was reappointed as a director in April 1997. In March 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology assessment, protection and commercialization consulting. From 1980 to December 1995, Dr. Daniels held several management positions with Siemens Corporation and its subsidiaries.

Gregory W. Slayton has served as our director since August 1998. Since September 2001, Mr. Slayton has been the Chairman of ClickAction, Inc., a publicly traded company that develops email marketing automation solutions. From December 1997 to September 2001, Mr. Slayton was the President, Chief Executive Officer and a director of ClickAction, Inc. Additionally, since June 1997, Mr. Slayton has been Managing Director of Slayton Capital, a venture capital firm. From December 1995 to July 1997, Mr. Slayton was President, Chief Operating Officer and a director of ParaGraph International, a privately held Internet tools company. Mr. Slayton is also a director of Quantum Corporation, a publicly traded manufacturer of hard disk drives and related products and served as a director, until February 2001, of Net Creations, Inc., formerly a publicly traded company.

James J. Greed, Jr. has served as our director since our acquisition of Temptronic in March 2000. From April 1991 to December 1999, Mr. Greed was President of VLSI Standards, Inc., a leading supplier of calibration standards to the semiconductor and related industries. Following his retirement from VLSI, Mr. Greed founded Foothill Technology, a consulting firm, and has served as its President since its inception. Hakuto Co. Ltd. of Japan, the parent company of Hakuto America Holdings, Inc. and one of our principal stockholders, has been a client of Foothill Technology. From July 1992 through December 1999, Mr. Greed also served on the board of directors of Semiconductor Equipment and Materials International ("SEMI"), an international trade association, serving as chairman for the 1996-1997 term and chairman of its International Standards Committee since 1994. In January 2000, SEMI engaged Mr. Greed to coordinate an effort by semiconductor equipment manufacturers to develop a coordinated international assessment of, and response to, the recently published International Technology Roadmap for Semiconductors.

Committees of the Board of Directors

Our Board of Directors has three standing Committees: an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 2001, the Board of Directors held a total of six meetings.

The Executive Committee is responsible for those duties delegated to it by the Board of Directors. The Executive Committee consists of Alyn R. Holt, Robert E. Matthiessen and Daniel J. Graham. The Executive Committee did not meet during 2001.

The Audit Committee reviews the results and scope of the audit and other services provided by our independent auditors. The Audit Committee consists of Richard O. Endres, Gregory W. Slayton and James J. Greed, Jr. The Audit Committee held three meetings during 2001.

The Compensation Committee makes determinations concerning salaries and incentive compensation for our executive officers and administers our 1997 Stock Plan with respect to key employees and other option agreements. The Compensation Committee consists of Stuart F. Daniels, Ph.D., Richard O. Endres, Alyn R. Holt, Gregory W. Slayton and James J. Greed, Jr. The Compensation Committee held four meetings during 2001.

Each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he is a member which were held during the time in which he was a director or a committee member, as applicable.

Director Compensation

We pay non-employee directors a quarterly retainer of $2,500, a fee of $2,000 per board meeting and a fee of $1,000 per committee meeting that falls on a day other than a board meeting. As a result of the severe downturn in the semiconductor industry, we implemented cost containment efforts during 2001, which included a 50% reduction in Board retainer and meeting fees effective July 19, 2001. In addition, we reimburse non-employee directors' travel expenses and other costs associated with attending board or committee meetings. We do not pay additional cash compensation to our officers for their service as directors. However, officers who serve as directors of our foreign subsidiaries receive compensation as approved each year by such subsidiary's Board of Directors. Dr. Daniels provides us with consulting services relating to intellectual property matters. In connection with such services, Dr. Daniels was paid fees totaling approximately $94,000 during 2001.

Recommendation

The Board of Directors recommends a vote "FOR" the re-election of each of the nominees to the Board of Directors named above.

EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages as of May 1, 2002 are as follows:
Name	Age	Position
Alyn R. Holt	64	Chairman
Robert E. Matthiessen	57	President, Chief Executive Officer and Director
Hugh T. Regan, Jr.	42	Treasurer, Secretary and Chief Financial Officer
Steve G. Radakovich	54	Vice President, Operations and Chief Operating Officer
Daniel J. Graham	56	Vice Chairman, Executive Vice President and Director
Jack R. Edmunds	61	Vice President, Supply Line Management
Jerome R. Bortnem	49	Vice President, Sales and Marketing

Biographical and Other Information Regarding the Executive Officers of inTEST

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified.

Alyn R. Holt. See "Election of Directors."

Robert E. Matthiessen. See "Election of Directors."

Hugh T. Regan, Jr. has served as our Treasurer and Chief Financial Officer since joining us in April 1996 and was elected Secretary in December 1999. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996.

Steve G. Radakovich has served as our Vice President, Operations, since January 2001 and as our Chief Operating Officer since October 2001. From December 1999 through December 2000, Mr. Radakovich provided us with consulting services relating to operations. Mr. Radakovich served as Operations Director for Everett Charles Technology, a designer and manufacturer of connectors and test equipment for various industries, from September 1997 to November 1999. Everett Charles Technology is a subsidiary of Dover Corporation, a publicly traded company. He served as Chief Operating Officer of ESH, Inc., a designer and manufacturer of final test interface products for the semiconductor industry, from January 1988 through August 1997.

Daniel J. Graham. See "Election of Directors."

Jack R. Edmunds has served as our Vice President, Supply Line Management, since January 2001, as Vice President, Operations, from October 1998 to January 2001, and as Director of Operations from September 1987 to October 1998.

Jerome R. Bortnem has served as our Vice President, Sales and Marketing, since August 1998 and as Western Regional Sales Manager from August 1993 to August 1998.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation we paid for services rendered during the years ended December 31, 2001, 2000, and 1999, to our Chief Executive Officer, our four other most highly compensated executive officers who were serving as such at December 31, 2001, and the former President of our subsidiary, Temptronic Corporation. These officers are referred to elsewhere in this proxy statement as our "Named Executive Officers."

Summary Compensation Table
		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Securities Underlying Options (#)		All Other Compensation

Alyn R. Holt Chairman	2001 2000 1999	$252,250 256,100 251,582	$ -- -- --		$6,800 6,375 5,602	(1) (1) (1)	-- -- --		$30,250 47,282 69,011	(2) (2) (2)

Robert E. Matthiessen President, Chief Executive Officer and Director	2001 2000 1999	$210,138 207,270 181,994	$ -- 120,059 67,288	(5) (6)	$6,800 6,375 5,602	(3) (3) (3)	-- 125,000 --		$61,882 81,081 65,654	(4) (4) (4)

Hugh T. Regan, Jr. Treasurer, Secretary and Chief Financial Officer	2001 2000 1999	$158,904 155,340 128,492	$ -- 30,000 30,000	(5) (6)	$6,800 6,375 5,602	(7) (7) (7)	-- 50,000 --		$3,488 6,001 5,996	(8) (8) (8)

Steve G. Radakovich Vice President, Operations and Chief Operating Officer	2001 2000 1999	$143,401 -- --	$ -- -- --		$5,712 -- --	(9)	40,000 -- --		$45,051 -- --	(10)

Daniel J. Graham Vice Chairman, Executive Vice President and Director	2001 2000 1999	$175,669 174,084 136,850	$ -- 49,550 --	(5)	$9,569 8,970 7,882	(11) (11) (11)	-- -- --		$4,254 6,896 6,888	(12) (12) (12)

William M. Stone Former President of Temptronic Corporation and Director	2001 2000 1999	$196,837 160,364 140,369	$378,624 191,316 15,384	(13) (5)	$8,700 6,451 5,227	(14) (14) (14)	-- 60,000 46,250	(16)	$43,058 25,017 13,188	(15) (15) (15)

_______________________
(1)	Represents $6,800, $6,375 and $5,602 for group health insurance for Mr. Holt in 2001, 2000, and 1999, respectively.

(2)

Includes $2,678, $4,636, and $4,636 for premiums paid on life insurance for Mr. Holt in 2001, 2000 and 1999, respectively; $1,272, $4,750, and $4,750 for matching contributions to Mr. Holt's 401(k) Plan account in 2001, 2000, and 1999, respectively; $26,300 and $37,896 for serving as a director of inTEST Kabushiki Kaisha in 2001 and 2000 respectively; and $59,625 for serving as a director of inTEST Limited and inTEST Kabushiki Kaisha in 1999.

(3)	Represents $6,800, $6,375, and $5,602 for group health insurance for Mr. Matthiessen in 2001, 2000, and 1999, respectively.

(4)

Includes $1,279, $1,279, and $1,279 for premiums paid on life insurance for Mr. Matthiessen in 2001, 2000, and 1999, respectively; $1,965, $4,750, and $4,750 for matching contributions to Mr. Matthiessen's 401(k) Plan account in 2001, 2000, and 1999, respectively; $58,638 and $75,052 for serving as a director of inTEST Limited, inTEST Kabushiki Kaisha and inTEST PTE Ltd in 2001 and 2000, respectively; and $59,625 for serving as a director of inTEST Limited and inTEST Kabushiki Kaisha in 1999.

(5)	Paid in 2001.

(6)	Paid in 2000.

(7)	Represents $6,800, $6,375 and $5,602 for group health insurance for Mr. Regan in 2001, 2000 and 1999, respectively.

(8)

Includes $1,264, $1,251 and $1,246 for premiums paid on life insurance for Mr. Regan in 2001, 2000 and 1999, respectively; and $2,224, $4,750 and $4,750 for matching contributions to Mr. Regan's 401(k) Plan account in 2001, 2000 and 1999, respectively.

(9)	Represents $5,712 for group health insurance for Mr. Radakovich in 2001.

(10)	Includes $44,000 of consulting fees paid to Mr. Radakovich in 2001 prior to commencing employment with us; and $1,051 for premiums paid on life insurance for Mr. Radakovich in 2001.

(11)	Represents $9,569, $8,970, and $7,882 for group health insurance for Mr. Graham in 2001, 2000, and 1999, respectively.

(12)

Includes $1,736, $2,146, and $2,138 for premiums paid on life insurance for Mr. Graham in 2001, 2000, and 1999, respectively; and $2,518, $4,750, and $4,750 for matching contributions to Mr. Graham's 401(k) Plan account in 2001, 2000, and 1999, respectively.

(13)	Represents payment of accelerated bonus commitments in connection with Mr. Stone's resignation and termination in accordance with a prior contractual arrangement.

(14)	Represents $ 8,700, $6,451, and $5,227 for group health insurance for Mr. Stone in 2001, 2000, and 1999, respectively.

(15)

Includes $842, $922, and $571 for premiums paid on life insurance for Mr. Stone in 2001, 2000, and 1999, respectively; $5,850, $5,518, and $4,540 for matching contributions to Mr. Stone's 401(k) Plan account in 2001, 2000 and 1999, respectively; $12,366, $12,577 and $8,077 for the value of shares of our common stock allocated to Mr. Stone's account in the Temptronic Equity Participation Plan in 2001, 2000, and 1999, respectively; and $24,000 and $6,000 of loan forgiveness in 2001 and 2000, respectively.

(16)	Represents options to purchase 50,000 shares of Temptronic Corporation common stock which were converted to options to purchase 46,250 of our shares upon our acquisition of Temptronic.

Stock Options

The following table sets forth information regarding our grants of stock options during the year ended December 31, 2001, to each of the Named Executive Officers who were awarded options during 2001:

Option Grants in 2001
Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Market Price on Date of Grant	Expiration Date	5%	10%

Steve G. Radakovich	40,000	11.1%	$2.99	$2.99	10/22/11	$75,216	$190,612

____________________
(1)	Assumes the price of our common stock appreciates at a rate of 5% and 10%, respectively, compounded annually for the ten year term of the options.

Exercise of Options

The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of our Named Executive Officers who exercised or held options during the fiscal year ended December 31, 2001:

Aggregated Option Exercises in 2001 and December 31, 2001 Option Values
	Shares Acquired on Exercise	Value Realized(1)	Number of Shares Underlying Unexercised Options At 12/31/01		Value of Unexercised In-the-Money Options At 12/31/01 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Matthiessen	0	$0	25,000	100,000	$ 0	$ 0
Hugh T. Regan, Jr.	0	$0	46,000	54,000	$10,200	$ 6,800
Steve G. Radakovich	0	$0	0	40,000	$ 0	$84,400
William M. Stone	23,124	$46,266	60,000	0	$ 0	$ 0

_________________
(1)	Based upon the closing price of our common stock as reported on the Nasdaq National Market System on the date of exercise less the exercise price.
(2)

Based upon the closing price for our common stock as reported on the Nasdaq National Market System on December 31, 2001 of $5.10 less the exercise price. Value of unexercised in-the-money options does not reflect the value of any stock options where the exercise price is greater than the closing price of our common stock on December 31, 2001.

Repricing of Options

The following table sets forth certain information concerning the repricing of options held by any executive officer during the last ten completed fiscal years:

Ten-Year Option Repricing Table
Name and Position	Date	Number of Securities Underlying Repriced Options	Market Price Of Stock at Time of Repricing	Exercise Price at Time of Repricing (per share)	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing
Hugh T. Regan, Jr., Secretary, Treasurer and Chief Financial Officer	6/30/98	30,000	$6.00	$7.50	$6.00	9 years

Jerome R. Bortnem, Vice President of Sales and Marketing	6/30/98	10,000	$6.00	$7.50	$6.00	9 years

Stock Performance Graph

The following graph shows a comparison of cumulative total returns during the period commencing on June 17, 1997, the date of our initial public offering, and ending on December 31, 2001, for us, the NASDAQ Market Composite Index and a composite index (the "Peer Group Index") of public companies engaged in manufacturing back-end automatic test equipment. The companies included in the Peer Group Index consist of Aehr Test Systems, Aetrium, Inc., Cohu, Inc., Credence Systems Corp., Electroglas, Inc., LTX Corporation, Micro Component Technologies, Inc. and Teradyne, Inc. (In prior years, our Peer Group Index also included Aseco Corporation, Cerprobe Corporation and Integrated Measurement Systems. These three companies, however, were not publicly traded at December 31, 2001, and, accordingly, the performance numbers provided below for our Peer Group Index were adjusted to reflect only the performance of the companies currently included in the Peer Group Index.) The comparison assumes $100 was invested on June 17, 1997 in our common stock and in each of the foregoing indices and assumes the reinvestment of all dividends, if any. Although our common stock was offered at $7.50 per share in the initial public offering, the performance graph must begin with the closing price of the common stock on the date of the initial public offering, which was $7.625.

[CHART EXCLUDED]
	6/17/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
inTEST Corporation	$100.00	$91.80	$108.20	$236.06	$83.61	$66.89
NASDAQ Market Composite Index	$100.00	$112.83	$159.08	$295.62	$177.81	$141.09
Peer Group Index	$100.00	$79.82	$85.88	$275.17	$153.29	$136.24

The historical stock price performance of our common stock is not necessarily indicative of future performance.

Compensation Committee Report on Executive Officer Compensation

The Compensation Committee approves the compensation for all of our executive officers and acts on such other matters relating to their compensation as it deems appropriate. During 2001, the members of the Committee were Dr. Daniels and Messrs. Endres, Holt, Slayton and Greed. The Committee also administers, with respect to key employees, our stock option plan and determines the participants in such plan and the amount, timing and other terms and conditions of awards under such plan.

Compensation Philosophy and Objectives. The Committee is committed to the general principle that overall executive compensation should be commensurate with our performance and that of the individual executive officers, and that long-term incentives awarded to such executive officers should be aligned with the interests of our stockholders. The primary objectives of our executive compensation program are to attract and retain executive officers who will contribute to our long-term success, to reward the achievement of our desired goals, and to provide compensation opportunities that are linked to our performance and that directly link the interests of our executive officers with the interests of our stockholders.

Our executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size and consists of three components: salary, bonus and long-term incentive compensation in the form of stock options. In determining compensation levels, the Committee considers a number of factors, including our performance, both separately and in relation to other companies within the semiconductor capital equipment industry, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, our historical compensation levels and stock awards, and the overall competitive environment for executive officers and the level of compensation necessary to attract and retain key executive officers. Compensation levels may be greater or less than competitive levels in other companies within the semiconductor equipment industry based upon factors such as our annual and long-term performance and individual performance.

Salary. Base salaries of all executive officers, including the Chief Executive Officer, are determined by the potential impact of the individual on our performance, the skills and experience required by the position, the individual performance, contribution and potential of the executive officer and our overall performance. Our Chief Executive Officer proposes to the Committee the salaries of all executive officers after consideration of the foregoing factors. The Committee considers these recommendations and its own assessments of these factors in making its final determination of each executive officer's base salary. Base salaries for executive officers are evaluated and adjusted annually.

Bonus. In connection with setting the base salary for each executive officer, the Committee also determines the annual bonus formula or amount that will be paid to each executive officer. Generally, in 2000 and 1999, the annual bonus for executive officers whose efforts had a direct effect on our profitability, including the Chief Executive Officer, was based upon a percentage of our pre-tax profits, depending upon the individual's responsibilities. As a result of our operating losses in 2001, no bonuses were paid to executive officers relating to our performance in 2001.

Long-Term Incentive Compensation. The Committee periodically considers whether to grant awards under our stock option plan to specific executive officers based on factors including: the executive officer's position; his or her performance and responsibilities; the extent to which he or she already holds our equity; equity participation levels of comparable executive officers and key employees at other similar companies; and the executive officer's individual contribution to our overall performance. The plan does not provide any formula for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as the future anticipated performance and responsibilities of the executive officer in question. During 2001, the Committee awarded 40,000 options to the Chief Operating Officer after considering the foregoing factors.

In summary, it is the opinion of the Committee that the executive compensation program provides the necessary total remuneration package to properly align our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Compensation Committee:
Stuart F. Daniels, Ph.D., Chairman
Richard O. Endres
James J. Greed, Jr.
Alyn R. Holt
Gregory W. Slayton

Employment Agreement

In connection with the acquisition of Temptronic on March 9, 2000, we entered into a three-year employment agreement with William M. Stone, President of Temptronic. The agreement provided that Mr. Stone would serve as the President and Chief Executive Officer of our Temptronic subsidiary with a base salary of $160,000 per annum. Mr. Stone was also to receive as additional compensation for his services a bonus equal to 1.25% of the pre-tax profit of Temptronic, fringe benefits and a fixed bonus of $80,000, annually, on August 1st of each year through August 2004.

For the mutual convenience of Temptronic Corporation and Mr. Stone, Mr. Stone resigned and his employment with Temptronic Corporation was terminated in July 2001. Pursuant to the terms of the employment agreement, Mr. Stone will receive his base salary and all fringe benefits until March 9, 2003 and continued insurance coverage for Mr. Stone and his family as broad and as is in effect at the time his employment with Temptronic terminated, at his expense, until he reaches age 65. In addition, incentive stock options issued to him in August 2000 immediately vested and we paid Mr. Stone $320,000, representing the acceleration of the fixed bonus that was to be paid out over the term of the agreement.

Change of Control Agreements

On April 17, 2001, we entered into Change of Control Agreements with Messrs. Matthiessen and Regan. These Change of Control Agreements provide that, upon termination of their employment with us without cause (as defined in the agreements) within two years following a change of control (as defined in the agreements), or termination by the executive officer for good reason (as defined in the agreements) within two years following a change of control, each is entitled to the following for a period of one year following termination:
a.	payment of base salary on the same basis paid immediately prior to termination;
b.

payment of any bonus the executive officer would otherwise be eligible to receive for the year in which the termination occurs and for that portion of the following year which falls within a period of one year following termination; and

c.	continuation of all fringe benefits the executive officer was receiving immediately prior to the termination.

Notwithstanding the above, the benefits under the Change of Control Agreements will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Dr. Daniels (Chairman) and Messrs. Endres, Holt, Slayton and Greed during 2001. Mr. Holt serves as an executive officer. Dr. Daniels provides us with consulting services relating to intellectual property matters. In connection with such services, Dr. Daniels was paid fees totaling approximately $94,000 during 2001.

Audit Committee Report

During 2001, the Committee consisted of the following members of our Board of Directors: Richard O. Endres, Chairman, Gregory W. Slayton and James J. Greed, Jr. Each of the current members of the Committee is independent and financially literate as defined under the National Association of Securities Dealers' listing standards. The Committee operates pursuant to a written charter adopted by our Board of Directors which was included as an appendix to our proxy statement filed with the Securities and Exchange Commission on April 27, 2001.

The Committee has reviewed and discussed our audited consolidated financial statements with management. The Committee has discussed the matters required to be discussed by SAS 61 (Communication with Audit Committees) with KPMG LLP, our independent auditors. The Committee has received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and our subsidiaries) and has discussed with KPMG LLP their independence from us and our related entities.

Based on the review and discussions referenced above, the Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001.

Audit Committee:
Richard O. Endres, Chairman
Gregory W. Slayton
James J. Greed, Jr.

AMENDMENT OF THE 1997 STOCK PLAN

Description of the Amendment

Our Board of Directors has approved an amendment to the 1997 Stock Plan (also referred to as the "Plan") subject to stockholder approval. Specifically, the proposed amendment would increase the maximum number of shares of common stock for which options and stock awards may be granted under the Plan from 1,100,000 shares to 1,250,000 shares (the "Amendment").

The Board of Directors approved the Amendment in order to ensure that we are able to continue to retain and attract existing and future directors, officers, key employees and consultants through grants of stock options or restricted stock awards. Presently, 1,100,000 shares are authorized to be issued pursuant to options or stock awards under the Plan. Approval of the Amendment would permit us to grant stock options or restricted stock awards for up to an additional 150,000 shares. To date, we have awarded stock options for the purchase of up to 1,048,500 shares.

Material Plan Provisions

The following information provides a summary of the Plan as it is proposed to be amended.

The purpose of the Plan is to promote our overall financial objectives by motivating those of our directors, officers, key employees and consultants who are selected to participate in the Plan to achieve long-term growth of our equity and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides incentives to these persons to enter into or remain in our service or employ and to devote themselves to our success by granting to such persons an opportunity to acquire or increase their interest in our common stock through receipt of (i) rights ("Options") to acquire shares of our common stock or (ii) awards of restricted shares of our common stock ("Stock Awards").

The Plan consists of two parts: the Non-Qualified Plan and the Key Employee Plan. Our directors and consultants are eligible to participate in the Non-Qualified Plan, and our officers and other key employees are eligible to participate in the Key Employee Plan. As amended, the Plan will permit the granting of Options or Stock Awards for up to 1,250,000 shares of our common stock. All or any portion of such Options and Stock Awards may be granted to our officers and key employees. Since the Plan's inception, we have awarded Options to purchase 1,048,500 shares under the Plan: 40,000 under the Non-Qualified Plan and 1,008,500 under the Key Employee Plan. We have not made any Stock Awards under the Plan.

The Non-Qualified Plan is administered by our Board of Directors, and the Key Employee Plan is administered by the Compensation Committee of our Board of Directors (the Board of Directors or the Compensation Committee, as the case may be, is referred to herein as the "Administrator"). The Administrator has sole discretion to determine when and to whom awards will be granted, the number of shares covered by each award, the type of award, and the terms, provisions and kind of consideration payable, if any, with respect to any award under the Plan, subject to the provisions of the Plan. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Administrator may take into account the duties of the respective persons, their present and potential contribution to our success and such other factors as the Administrator shall deem relevant.

Options granted under the Key Employee Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NQSOs"). Options granted under the Non-Qualified Plan will be NQSOs. The exercise price of any Option will be determined by the Administrator, and, in the case of ISOs, will not be less than 100% of the Fair Market Value (as defined in the Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to persons who, at the time the option is granted, own more than 10% of the outstanding voting power of our stock. The Administrator may provide in the option contract that the payment of the option price may be made in cash, by delivery of shares of common stock held by the optionee for more than one year and having a Fair Market Value equal to such option price, by a combination thereof or by any other method the Administrator may approve.

Generally, Options granted under the Plan (unless otherwise determined by the Administrator at the time of grant), to the extent not earlier exercised, expire on the earliest of (i) the last business day immediately preceding the tenth anniversary of the date of grant, (ii) one year following the optionee's termination of his or her employment or service (unless such termination is for cause, as defined in the Plan, in which case any options held by such optionee will terminate immediately upon a finding that the termination was for cause) or (iii) a date set by the Administrator upon a finding that a change in the financial accounting treatment for the Options has been adopted that may have a material adverse effect on us. In addition, in the event of a Change of Control, as defined in the Plan, the Administrator may take whatever action with respect to outstanding options it deems necessary or advisable, including accelerating the expiration date of any such outstanding option to a date not earlier than thirty (30) days from the date notice of such acceleration is given to the respective optionee or terminate any Option that may not have then vested.

The Plan further provides for the granting of Stock Awards, which are awards of our common stock, either with or without payment of consideration therefor. Stock Awards will be subject to such restrictions as the Administrator determines is appropriate, including, without limitation, restrictions on the sale or other disposition of the shares of stock so awarded and our right to reacquire such shares upon termination of the recipient's employment or service.

Participation in the Plan is at the discretion of the Administrator of the Plan. Future participation will be based upon determinations which the Administrator may make in the future, so it is not possible to state the benefits that will be awarded to any of our directors, executive officers or other officers.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote "FOR" the approval of the amendment to the 1997 Stock Plan as described in this proxy statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

KPMG LLP has been our independent auditors since our incorporation in 1981. Our Board of Directors has selected KPMG LLP as our independent auditors for the current year. This appointment will be submitted to the stockholders for ratification at the meeting.

For the year ended December 31, 2001, we paid the following amounts to KPMG LLP:
Audit Fees:	$178,201
Financial Information Systems Design and Implementation Fees:	$ --
All Other Fees:	$156,824

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP's independence.

A representative of KPMG LLP is expected to be present at the meeting. He will be given an opportunity to make a statement if he desires and will be available to respond to questions by stockholders. If the stockholders do not ratify the selection of this firm, the selection of another firm of independent auditors will be considered by the Board of Directors.

The Board of Directors may, in its discretion, direct appointment of a new accounting firm at any time during the year if the Board believes that such a change would be in our best interests. No such change is anticipated.

Recommendation

The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of KPMG LLP as our independent auditors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid fees totaling approximately $94,000 during 2001 for consulting services relating to intellectual property matters provided to us by Stuart F. Daniels, Ph.D., one of our directors.

Hakuto Co. Ltd., the parent company of one of our principal stockholders, distributes some of our products in Japan. During 2001, our Temptronic subsidiary sold approximately $2.7 million in products to Hakuto for distribution. At December 31, 2001, Temptronic's accounts receivable included approximately $182,000 due from Hakuto. All sales to Hakuto were at market price and on customary terms.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, certain officers and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Form's 5 were required, we believe that, during 2001, all Section 16(a) filing requirements applicable to these officers, directors and greater than ten-percent beneficial owners were timely met.

STOCKHOLDER PROPOSALS

Stockholders intending to submit proposals to be included in our proxy statement for our annual meeting of stockholders to be held in 2003 must send their proposals to Hugh T. Regan, Jr., Secretary (at 7 Esterbrook Lane, Cherry Hill, New Jersey 08003), not later than January 16, 2003. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission relating to stockholders' proposals in order to be considered for inclusion in our proxy statement relating to that meeting.

Stockholders intending to present proposals at our annual meeting of stockholders to be held in 2003 and not intending to have such proposals included in our next proxy statement must send their proposals to Hugh T. Regan, Jr., Secretary (at the address given above) not later than April 1, 2003. If notification of a stockholder proposal is not received by such date, management's proxies may vote, in their discretion, any and all of the proxies received in that solicitation.

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2001 (which includes our annual report on Form 10-K, including our consolidated financial statements and consolidated financial statement schedule required to be filed with the Securities and Exchange Commission), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

MISCELLANEOUS

Where information contained in this proxy statement rests peculiarly within the knowledge of a person other than one of our officers or directors, we have relied upon information furnished by that other person.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

May 15, 2002

APPENDIX A

inTEST CORPORATION
AMENDED AND RESTATED
1997 STOCK PLAN

ARTICLE I
ESTABLISHMENT

1.1 Purpose. The inTEST Corporation 1997 Stock Plan (the "Plan") is hereby established by inTEST Corporation (the "Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in the equity of the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides additional incentives to officers and other key employees ("Key Employees"), consultants ("Consultants") and members of the Board of Directors of the Company or its Affiliates, as defined herein ("Directors"), to enter into or remain in the service or employ of the Company or its Affiliates and to devote themselves to the Company's success by granting such individuals an opportunity to acquire or increase their proprietary interest in the Company through receipt of (i) rights (the "Options") to acquire the Company's Common Stock, par value $.01 per share (the "Common Stock"), and (ii) awards of shares of the Common Stock ("Stock Awards").

1.2 Two-Part Plan. The Plan shall be divided into two sub-plans: the "Key Employee Plan," which will govern benefits for Key Employees, as defined herein, and the "Non-Qualified Plan," which will govern benefits to Directors and Consultants. All provisions hereunder which refer to the "Plan" shall apply to each of the Key Employee Plan and the Non-Qualified Plan.

ARTICLE II
STOCK SUBJECT TO PLAN

2.1 Aggregate Maximum Number. The aggregate maximum number of shares of the Common Stock for which Options or Stock Awards may be granted under the Plan, including without limitation, the Key Employee Plan, is 1,250,000 shares (the "Plan Shares"), which number is subject to adjustment as provided in Section 7.6. Plan Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, or if pursuant to the terms of a Stock Award the shares so awarded are forfeited, the Plan Shares allocable to the unexercised portion of such Option, or such forfeited shares of a Stock Award may again be the subject of an Option or Stock Award granted pursuant to the Plan.

ARTICLE III
TERM OF PLAN

3.1 Term of Plan. The Plan shall commence on the date of approval of the Plan by the Board of Directors of the Company ("Effective Date"), but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date as set forth in Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). Any Options granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Option Document (as defined below), shall not be exercisable until such approval is obtained. No Option may be granted under the Plan on or after the date which is ten years after the Effective Date.

ARTICLE IV
ELIGIBILITY

4.1 Eligibility.

(a) Key Employee Plan. Except as herein provided, the persons who shall be eligible to participate in the Key Employee Plan and be granted awards of Options or Stock Awards ("Benefits") shall be those Key Employees who shall be in a position, in the opinion of the Committee, as defined herein, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Administrator, as herein defined, may, from time to time, select persons to be granted Benefits and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the benefit, the Administrator may give consideration to the person's functions and responsibilities, the person's contributions to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Administrator. The term "Affiliates" shall mean any corporation in which the Company owns, directly or indirectly, 50 percent or more of the voting stock or capital at the time of the granting of the Option or Stock Award.

(b) Non-Qualified Plan. NQSOs, as defined herein, and Stock Awards may be granted to Directors and Consultants pursuant to the Non-Qualified Plan as herein provided.

ARTICLE V
STOCK OPTIONS

5.1 Key Employee Plan Options. Options granted under the Key Employee Plan may be either ISOs, as defined herein, or NQSOs. Each Option granted under the Key Employee Plan is intended to be an incentive stock option ("ISO") within the meaning of Section 422(b) of the Code for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 5.3(a) below, (ii) any Option is specifically designated at the time of grant (the "Grant Date") as not being an ISO (an Option which is not an ISO, and therefore is a non-qualified option, is referred to herein as an "NQSO"), or (iii) any Option is granted to a person who is not an employee of the Company or any Affiliate on the Grant Date. Under the Key Employee Plan, Options may be granted to Key Employees at such times, in such amounts, and on such terms and conditions as determined by the Administrator, in accordance with the terms of the Plan.

5.2 Non-Qualified Plan Options.

Options granted under the Non-Qualified Plan shall be NQSOs. Such Options may be granted to Directors and Consultants at such times, in such amounts, and on such terms and conditions as determined by the Administrator in accordance with the terms of the Plan.

5.3 Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents ("Option Documents") in such form as the Administrator shall from time to time approve, subject to the following terms and conditions. Option Documents may also contain such other terms and conditions (including vesting schedules for the exercisability of Options) which the Administrator shall from time to time provide which are not inconsistent with the terms of the Plan. Persons to whom Options are granted are hereinafter referred to as "Optionees."

(a) Number of Option Shares. Each Option Document shall state the number of shares of Common Stock ("Option Shares") to which it pertains. If the aggregate fair market value of Option Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (determined as of the date the ISO is granted) and any options granted under other incentive stock option plans of the Company exceed $100,000, the portion of such options in excess of $100,000 shall be treated as options which are not ISOs in accordance with Section 422(d) of the Code.

(b) Option Price. Each Option Document shall state the price at which an Option Share may be purchased (the "Option Price"), which, in the case of an ISO shall be not less than 100% of the "Fair Market Value" of a share of the Common Stock on the Grant Date. If the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market ("NASDAQ"), the Fair Market Value is the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be. If the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, the Fair Market Value will be as determined by the Administrator in good faith. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option Price shall be not less than One Hundred and Ten Percent (110%) of the Fair Market Value of an Option Share on the Grant Date.

(c) Medium of Payment. An Optionee shall pay for Options Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Administrator may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Administrator may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery of such notice that is not less than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. If certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess ("Excess Shares") of the number of shares required to make payment for the Option Price of the Option Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the total of the Option Shares in respect of which payment is so made plus such Excess Shares. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations or prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

(d) Initial Exercise. The Administrator shall determine the time at which an Option may first be exercised.

(e) Termination of Options. All Options shall expire at such time as the Administrator may determine and set forth in the Option Document, which date shall not be later than the last business date immediately preceding the tenth anniversary of the Grant Date of such Option (the "Expiration Date"). No Option may be exercised later than the Expiration Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

(i) In the case of an ISO, five years from the Grant Date if, on the Grant Date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company;

(ii) The date set by the Board of Directors of the Company to be an accelerated expiration date after a finding by the Board of Directors of the Company that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of the Board of Directors, may materially adversely affect in the foreseeable future, the Company, provided the Board of Directors may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove;

(iii) Expiration of one year (or such shorter period as the Administrator may select and set forth in the Option Document) from the date the Optionee's employment or service with the Company terminates for any reason other than circumstances described by Subsection (e)(v), below;

(iv) In the event of a "Change in Control" (as defined in Subsection (f) below), the Administrator can (A) accelerate the Expiration Date of any Option which has vested provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed, (B) terminate any Option which has not then vested or (C) accelerate the vesting schedule of any Option; or

(v) In the case of an Option granted under the Key Employee Plan, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment with the Company for Cause. For purposes of this Section, "Cause" shall mean: (A) a breach by Optionee of his employment agreement with the Company, (B) a breach of Optionee's duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company's standing and reputation, (D) Optionee's continued failure to perform his duties to the Company or (E) unauthorized disclosure by Optionee of trade secrets or other confidential information belonging to the Company. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

(f) Change of Control. In the event of a Change in Control (as defined below), the Administrator may take whatever action with respect to the Options outstanding under the Plan it deems necessary or desirable, including, without limitation, accelerating the Expiration Date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee or terminate any Option which has not then vested. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

(i) The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

(ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

(iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in substantially the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; or

(iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (B) any person who, on the date the Plan is approved by the stockholders, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock.

(g) Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by such person. No NQSO under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(h) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Administrator shall deem advisable.

(i) Amendment. The Administrator shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection (f) above.

5.4 Exercise.

(a) Notice. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall (i) specify the number of Option Shares to be purchased, (ii) satisfy the securities law requirements set forth in this Section 5.4, and (iii) in the case of an ISO, state that the Optionee acknowledges that the Options Shares may not be sold within one year of exercise or two years from the Grant Date and that the Option must be exercised within three months following termination of employment, in order to maintain the ISO status of the Option.

(b) Restricted Stock. Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Securities Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the Option Shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

(c) Notice of Disqualifying Disposition. An Optionee shall notify the Administrator if any Option Shares received upon the exercise of an ISO are sold within one year of exercise or two years from the Grant Date.

ARTICLE VI
STOCK AWARDS

6.1 Grants of Stock Awards. Stock Awards will consist of shares of Common Stock ("Bonus Shares") transferred to recipients ("Recipient"), either without payment therefor or with such payment as may be required by the Administrator, as additional compensation for such Recipient's service to the Company. Stock Awards shall be subject to such terms and conditions as the Administrator determines appropriate including, without limitation, restrictions on the sale or other disposition of such Bonus Shares and rights of the Company to reacquire such Bonus Shares upon termination of the Recipient's employment or service within specified periods.

6.2 Transferability; Legends. Bonus Shares may be transferred only if (i) the Bonus Shares are securities covered by a then current registration statement or a Notification under Regulation A under the Securities Act, or such transfer complies with the requirements of Rule 144 of the Exchange Act; and (ii) such transfer does not violate any restriction imposed on the Stock Award. The Bonus Shares may bear a legend referring to (x) the restrictions on transferability of such Bonus Shares, or (y) if the Recipient is subject to Section 16 of the Exchange Act at the time the Bonus Shares are issued, the liability which may arise under Section 16 upon disposition of the Bonus Shares.

ARTICLE VII
ADMINISTRATION

7.1 Administrator. The Administrator for purposes of the Non-Qualified Plan and the Key Employee Plan will be as follows:

(a) Non-Qualified Plan. The grant of Options and Stock Awards pursuant to the Non-Qualified Plan will be administered by the Board of Directors of the Company. The Board of Directors of the Company may make such interpretation and construction of the Non-Qualified Plan as necessary from time to time in its sole discretion, such interpretation and construction of the Non-Qualified Plan to be final, binding and conclusive.

(b) Key Employee Plan. With respect to the Key Employee Plan, the Board of Directors shall appoint a committee (the "Committee") composed of two or more non-employee directors (as the term "non-employee directors" is defined under Rule 16b-3(b)(3) of the Exchange Act) to operate and administer the Key Employee Plan. The Committee will administer the grant of Options and Stock Awards pursuant to the Key Employee Plan.

7.2 Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

7.3 Discretion of Committee and the Board of Directors. The Committee shall from time to time at its discretion grant Benefits pursuant to the terms of the Key Employee Plan and the Board of Directors shall from time to time at its discretion grant Benefits pursuant to the terms of the Non-Qualified Plan. The Administrator, as the case may be, shall have plenary authority to determine the Optionees or Recipients (each a "Participant") to whom and the times at which Benefits shall be granted, the number of Plan Shares to be covered by such grants and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Key Employee Plan and compliance with Rule 16b-3(d) under the Exchange Act. In making such determinations the Administrator may take into account the nature of the Participant's services and responsibilities, the Participant's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Administrator of any provision of the Plan or of any benefit granted under it shall be final, binding and conclusive.

7.4 No Liability. No member of the Board of Directors or the Committee shall be personally liable for any action or determination with respect to the Plan or any benefit thereunder, or for any act or omission of any other member of the Board of Directors or the Committee, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such person's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which such person derived an improper personal benefit.

7.5 Indemnification. In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Benefits hereunder, each member of the Board of Directors and of the Committee shall be entitled to be indemnified by the Company to the fullest extent permitted by applicable law, for all expenses (including but not limited to reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Benefits hereunder (each a "Proceeding") in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committtee in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Administrator unless within ten (10) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise. Expenses (including attorneys' fees) incurred by a member of the Board of Directors or the Committee in defending any Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or such person to repay all amounts advanced if it should be ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, except that no such advance payment will be required if it is determined by the Board of Directors that there is a substantial probability that such person will not be able to repay the advance payments.

7.6 Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options or Stock Awards may be granted under the Non-Qualified Plan and the Key Employee Plan, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share specified in each outstanding Option shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Board of Directors shall have the authority to determine the adjustments to be made under this Section and any such determination by the Board of Directors shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

ARTICLE VIII
MISCELLANEOUS

8.1 Amendment of the Plan. The Board of Directors at any time, and from time to time, may terminate, suspend, amend or otherwise modify the Plan in such manner as it may deem advisable. Notwithstanding the foregoing, no amendment of the Key Employee Plan which would change the eligibility of employees or the class of employees eligible to receive an Option or increase the maximum number of shares as to which Options may be granted, will be effective unless such action is approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3, any Nasdaq or securities exchange listing requirements, or other applicable requirements.

8.2 Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to continue the employment of the Participant or the service as a member of the Board of Directors, as a consultant or in any other capacity, whichever the case may be with the Company or any of its Affiliates.

8.3 Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares or Bonus Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or Bonus Shares, or (b) take whatever action it deems necessary to protect its interests, including withholding a portion of such Option Shares or Bonus Shares.
________________
Amended and restated subject to approval by the stockholders at the 2002 Annual Meeting.

APPENDIX B

PROXY CARD

PROXY
inTEST CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
June 12, 2002

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF inTEST CORPORATION

The undersigned, revoking any contrary proxy previously given, hereby appoints Robert E. Matthiessen and Hugh T. Regan, Jr., and each of them jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held June 12, 2002, and at any postponement or adjournment of the Annual Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on May 1, 2002, with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the meeting or any postponement or adjournment of the Annual Meeting of Stockholders and which are not known to the Board of Directors of inTEST Corporation a reasonable time before this solicitation of proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES TO SERVE AS DIRECTORS, "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1997 STOCK PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Has your address changed?	Do you have any comments?
_________________________________________	_____________________________________________
_________________________________________	_____________________________________________
_________________________________________	_____________________________________________

 PLEASE MARK VOTES
AS IN THIS EXAMPLE [ X ]

inTEST CORPORATION

This Proxy will be voted as directed. If no directions to the contrary are indicated, the proxies intend to vote for the approval of each proposal. By signing and returning this proxy the undersigned gives the proxies discretionary authority regarding any other business which may properly come before the meeting or any adjournment or postponement of the annual meeting of stockholders and which is not known to the Board of Directors of inTEST Corporation a reasonable time before this solicitation of proxies.
MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD	[ ]
1.	ELECTION OF DIRECTORS (Term to expire at 2003 Annual Meeting).
	Nominees:	(1)	Alyn R. Holt	(5)	Stuart F. Daniels, Ph.D.
		(2)	Robert E. Matthiessen	(6)	Douglas W. Smith
		(3)	Daniel J. Graham	(7)	Gregory W. Slayton
		(4)	Richard O. Endres	(8)	James J. Greed, Jr.

[ ]	FOR ALL NOMINEES	[ ]	WITHHELD FROM ALL NOMINEES
[ ] ______________________________________ For all nominees except as noted above

2.	PROPOSAL TO AMEND THE 1997 STOCK PLAN to increase the number of shares of stock which may be issued under the 1997 Stock Plan to 1,250,000 shares.
	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent auditors for the year ending December 31, 2002.
	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof and matters incident to the conduct of the meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
Signature:______________________________	Date: __________	Signature:______________________________	Date: __________